UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) August 4, 2005
DOUGLAS LAKE MINERALS INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

Suite 520 - 470 Granville Street, Vancouver, British Columbia, Canada V6C 1V5
Telephone No.: (604) 780-7659
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

KBT Discovery Group Tanzania Ltd. ("KBT")

On August 4, 2005, the Registrant ("Douglas Lake") entered into an Asset Purchase Agreement with KBT to acquire three Prospecting Licenses, which cover an area of approximately 620.6 square kilometers in Tanzania for an aggregate purchase price of $75,000 and 2,800,000 shares of our common stock. The acquisition is subject to are subject to our due diligence and subject to us being able to close on our acquisition of two other Prospecting Licenses from HG and Megadeposit. If we are not satisfied with our due diligence by December 2, 2005, we may terminate this agreement. Our first closing has to occur within 10 business days of us announcing that we are satisfied with our due diligence. At the first closing, Prospecting Licence No. 2810/2004 known as "Tabora", will be transferred to our name and we will issue 2,800,000 restricted stock to KBT. The other two Prospecting Licenses, Prospecting Licence No. 3117/2005 known as "Morogoro" and Prospecting Licence No. 3118/2005 known as "KM 7", are currently in the name of Atlas Africa Limited ("Atlas"), a Tanzanian company, and KBT has entered into an agreement with Atlas which gives KBT the right to prospect minerals under the two said Prospecting Licenses and an option to enter into a joint venture with Atlas to prospect and mine minerals under the two said Prospecting Licenses. Within 120 days after the first closing, KBT will cause Atlas to terminate the joint venture agreements and transfer the Morogoro and KM 7 Prospecting Licenses to our name and we will pay KBT $25,000 (the second closing). Within 6 months after paying the $25,000, we have to pay KBT the balance of the purchase price of $50,000.

Hydro-Geos Consulting Group Tanzania Limited ("HG")

On August 4, 2005, Douglas Lake entered into an Asset Purchase Agreement with HG to acquire Prospecting License No. 2683/2004 known as "Ashanti South East", which covers an area of approximately 210 square kilometers in Tanzania, for an aggregate purchase price of 2,600,000 shares of our common stock. The acquisition is subject to are subject to our due diligence and subject to us being able to close on our acquisition of two other Prospecting Licenses from KBT and Megadeposit. If we are not satisfied with our due diligence by December 2, 2005, we may terminate this agreement. Our closing has to occur within 10 business days of us announcing that we are satisfied with our due diligence. At closing, Prospecting License Ashanti South East will be transferred to our name and we will issue 2,600,000 restricted stock to HG.

Megadeposit Explorers Limited ("Megadeposit")

On August 4, 2005, Douglas Lake entered into an Asset Purchase Agreement with HG to acquire Prospecting Licence Renewal No. 2957/2005 known as "Green Hills South East", which covers an area of approximately 206.8 square kilometers in Tanzania, for an aggregate purchase price of 2,600,000 shares of our common stock. The acquisition is subject to are subject to our due diligence and subject to us being able to close on our acquisition of two other Prospecting Licenses from KBT and HG. If we are not satisfied with our due diligence by December 2, 2005, we may terminate this agreement. Our closing has to occur within 10 business days of us announcing that we are satisfied with our due diligence. At closing, Prospecting License Green Hills South East will be transferred to our name and we will issue 2,600,000 restricted stock to Megadeposit.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

No financial statements are filed herewith.

(b) Pro forma financial information.

No pro forma financial statements are filed herewith

The Exhibits to this registration statement are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
Date: August 22, 2005	By: /s/ Laurence Stephenson Laurence Stephenson, Director and President

INDEX TO EXHIBITS
Exhibit No.	Description
10.1	Asset Purchase Agreement with KBT Discovery Group Tanzania Ltd.
10.2	Asset Purchase Agreement with Hydro-Geos Consulting Group Tanzania Limited
10.3	Asset Purchase Agreement with Megadeposit Explorers Limited